UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 14, 2011, India Globalization Capital, Inc. (“IGC” or the “Company”) entered into a stock purchase agreement (“Stock Purchase Agreement”) by and among IGC, H&F Ironman Limited, a BVI corporation and its shareholders (“BVI Ironman”), H&F Ironman Limited, a Hong Kong wholly-owned foreign enterprise (WOFE) and its shareholders (“HK Ironman”), H&F Venture Trade Ltd. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”) and Danny Qing Chang, the 100% owner of HK Ironman (“Mr. Chang”), pursuant to which IGC has agreed to acquire 100% of the equity of HK Ironman from Mr. Chang.  HK Ironman’s sole asset is its 95% equity interest in PRC Ironman.  The proposed transaction would make HK Ironman a wholly-owned subsidiary of IGC.  The board of directors of IGC has determined that the transaction contemplated in the Stock Purchase Agreement is in the best interests of IGC and its stockholders.  This acquisition is expected to enhance IGC’s position in the materials business by creating a rapidly growing, profitable iron ore business.

HK Ironman and PRC Ironman

HK Ironman was incorporated as a private limited company on December 20, 2010 in Hong Kong, as a wholly owned foreign enterprise (WOFE).  A WOFE is a business entity formed in China entirely with foreign capital and is under full foreign control and ownership.  A China WOFE is a limited liability company and is taxed according to local legislation that must prepare audited accounts according to Chinese accounting standards and submit a copy of audited financial statements to the local tax office in the city of incorporation.  A China WOFE is required to disclose details of beneficial owners to the local municipal and provincial authorities and is required to appoint a legal representative and a supervisor in China; the supervisor cannot be the chairman of the board of directors, the managing director or general manager.

HK Ironman owns a 95% equity interest in PRC Ironman, which was incorporated in China on January 8, 2008.  PRC Ironman’s legal representative holds the remaining 5% of the shares of PRC Ironman, as required by law.  PRC Ironman is engaged in the processing and extraction of iron ore from sand and dirt at its beneficiation plant in Inner Mongolia, China.  The beneficiation process involves crushing and separating ore into valuable substances or waste by any of a variety of techniques.  PRC Ironman’s beneficiation plant extracts iron ore from a dry magnetic separation process followed by a wet separation process.  PRC Ironman currently  processes sand  to produce 66% Fe ore, and then sells the high-grade ore to steel mills and other traders in China.  Its customers are mostly traders and steel mills located mostly around the port of Tianjin, China.  PRC Ironman has applied for a mining and prospecting license, which is in the advanced stage of negotiation with the appropriate authorities in China.  PRC Ironman operates its facilities under an agreement with the local authorities that allows them to operate until August 2018.

IGC will purchase all of the outstanding shares of HK Ironman for total consideration of 31.5 million common shares of IGC (the “Exchange Shares”), which would represent approximately 60% of IGC’s outstanding shares of common stock plus up to $4 million in cash or shares, as discussed below.  For the years ending March 31, 2010 and 2011, PRC Ironman generated approximately (audited) USD $5,223,422 and USD $13,525,890 in revenues from its operations.

The Stock Purchase Agreement follows a strategic partnership agreement entered into between IGC and HK Ironman to allow IGC to source ore from India and to provide the ore to Chinese steel mills.  Under the strategic partnership agreement, IGC would source ore from India and ship the ore to PRC Ironman and their customers in China.  On August 9, 2011, IGC issued a press release announcing that IGC executed the strategic partnership agreement with HK Ironman.  No business under the agreement has occurred to date.

The Share Exchange

The Stock Purchase Agreement contains several contingencies to closing including, for both parties, satisfactory completion of due diligence, approval of the IGC and HK Ironman shareholders, among others.  The Stock Purchase Agreement provides that at closing, IGC will issue the Exchange Shares in exchange for all of the HK Ironman issued and outstanding shares.  In addition, the Stock Purchase Agreement provides for a contingent payment by IGC to Mr. Chang of $1 million payable within 30 days of closing and upon satisfaction of certain post-closing covenants.

The consideration under the Stock Purchase Agreement includes certain contingent payments by IGC to Mr. Chang  as follows (i) $1.5 million in cash or stock, which is contingent on IGC achieving earnings growth of at least 30% from the previous year’s closing audit (i.e., March 31, 2011); and (ii) $1.5 million in cash or stock, which is contingent on IGC achieving earnings growth of at least 30% from the previous year’s closing audit (i.e., March 31, 2012).  If either of the foregoing annual targets is missed there would still be a payout of $3 million provided IGC achieves a cumulative earnings growth of 69% between fiscal years 2011 and 2013.

Following the closing, the Stock Purchase Agreement provides that IGC nominees will control the board of IGC for three years.  IGC’s board will have a total of five directors; IGC shareholders will nominate three directors and Mr. Chang will nominate two directors.  Mr. Chang has agreed to vote his shares in favor of the IGC nominated directors for a period of three years.  Both parties will adhere to Securities and Exchange Commission and NYSE Amex rules on the nomination process and independence.

The Stock Purchase Agreement provides further that during the first three years following the closing of the transaction, IGC will control the boards of HK Ironman and PRC Ironman.  IGC will nominate a majority of directors to the boards of HK Ironman and PRC Ironman.  The quorum for board meetings will be in accordance with the respective companies’ bylaws and applicable local laws.  Further, for the first three years following this closing, IGC will supervise and manage US GAAP and SEC financial reporting, bank accounts in China as well nominating auditors.  The parties have agreed further that IGC will nominate the person responsible for control over financial reporting and disclosure for each of HK Ironman and PRC Ironman.

In addition, under the Stock Purchase Agreement, IGC has agreed to file a registration statement to register the Exchange Shares for resale within 60 days of the closing of the transaction.  Further, the Stock Purchase Agreement also provides that ten percent (10%) of the Exchange Shares will be set aside for issuance, in equal parts, to the management of IGC and PRC Ironman as a post-closing retention bonus, which issuance is contingent on such key management remaining with the company through a one-year integration period following the closing of the transaction.

The Stock Purchase Agreement also includes customary representations and warranties and indemnification obligations.  The representations and warranties of the parties in the Stock Purchase Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the other applicable parties thereto.  The Stock Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about IGC and its subsidiaries.  The representations and warranties made by the parties in the Stock Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as any characterization of the actual state of facts or circumstances.

The foregoing description is not complete and is qualified by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference.

On October 18, 2011, IGC issued a press release announcing that IGC executed the Stock Purchase Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: October 18, 2011	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

2.1
STOCK PURCHASE AGREEMENT by and among INDIA GLOBALIZATION CAPITAL, INC., a Maryland Corporation, and H&F IRONMAN LIMITED (“BVI IRONMAN”), a British Virgin Island (BVI) Corporation, and SHAREHOLDERS OF BVI IRONMAN, and H&F IRONMAN LIMITED (“HK IRONMAN”), a Hong Kong based Wholly Owned Foreign Corporation (WOFE), and SHAREHOLDERS OF HK IRONMAN, and H&F VENTURE TRADE LTD. aka LINXI H&F ECONOMIC AND TRADE CO. LTD. (“PRC IRONMAN”), a PRC Corporation and SHAREHOLDERS OF PRC IRONMAN.

99.1	Press Release, dated October 18, 2011 titled “IGC Signs Definitive Agreement to Acquire a Chinese Iron Ore Processing Company.”